UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

June 17, 2011
Date of Report (Date of earliest event reported)

ACURA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

State of New York	1-10113	11-0853640
(State of Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

616 N. North Court, Suite 120
Palatine, Illinois 60067
(Address of principal executive offices) (Zip Code)

(847) 705-7709
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 8.01	Other Events

On June 17, 2011, the U.S. Food and Drug Administration (FDA) granted Pfizer Inc (“Pfizer”) marketing approval of OXECTA™ (oxycodone HCl, USP) Tablets CII (formerly ACUROX®) for the management of acute and chronic moderate to severe pain where the use of an opioid analgesic is appropriate.  OXECTA™ utilizes our AVERSION® Technology and is licensed to Pfizer pursuant to our License, Development and Commercialization Agreement with King Pharmaceuticals Research and Development, Inc., a subsidiary of Pfizer, dated as of October 30, 2007.  We expect Pfizer to commercially launch OXECTA™ late in the third quarter or early in the fourth quarter of this year.  FDA is requiring Pfizer to conduct a post-approval epidemiological study to address whether OXECTA™ results in a decrease of the consequences of misuse and abuse.

Pfizer will pay us a $20 million milestone based on FDA approval of OXECTA™.  Our joint press release with Pfizer is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press Release dated June 20, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACURA PHARMACEUTICALS, INC.

By:	/s/ Peter Clemens
Peter A. Clemens
Senior Vice President & Chief Financial Officer

Date:  June 20, 2011

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated June 20, 2011.